Exhibit 10.3

Form of

DJO Global, Inc.

Restricted Stock Unit Agreement

THIS AGREEMENT (the “Agreement”) is made between DJO Global, Inc., a Delaware corporation (the “Company”), and the individual specified on the signature page hereto (the “Participant”), effective as of the date specified on the signature page hereto.

R E C I T A L S:

WHEREAS, the Company has adopted the 2007 DJO Global, Inc. (f/ka/ “DJO Incorporated”) Incentive Stock Plan (the “Plan”) in the form attached as Exhibit A, which Plan is incorporated herein by reference and made a part of this Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant units representing the right (“Restricted Stock Units” or “RSUs”) to receive a share (“Shares”) of common stock of the Company to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of the RSUs.  Pursuant to and subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, effective as of the date specified on the signature page hereto (such date, the “Date of Grant”), the Company shall grant to the Participant 121,507 RSUs.

2. Vesting.

(a) One-fourth of the RSUs shall vest on the first anniversary of the date on which Grantee’s employment commences with the Company (the “Start Date”) and the other three-fourths of the RSUs shall vest in equal installments on the second, third and fourth anniversary of the Start Date respectively, subject to the Participant’s continued employment through the applicable anniversary by the Company or its subsidiaries in accordance with the terms of the Participant’s employment agreement dated August 25, 2016 (the “Employment Agreement”).  If the Participant’s employment with the Company under the Employment Agreement terminates for any reason prior to the applicable anniversary, then the unvested RSUs shall be forfeited immediately without consideration or further action, and the Committee shall be empowered to take any actions necessary to effectuate the foregoing, without any action by the Participant.  Any RSU that becomes vested pursuant to this Section 2(a) or Section 2(b) shall hereinafter be referred to as a “Vested RSU”.

(b) Notwithstanding the foregoing, to the extent not then vested or previously forfeited or cancelled, the RSUs shall vest as to one hundred percent (100%) of the RSUs upon a Change in Control that occurs during the Participant’s continued employment by the Company or its subsidiaries in accordance with the terms of the Employment Agreement.  For the purpose of this Agreement, “Change in Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than a sale or disposition where Blackstone retains all or substantially all of the assets of the Company, or (ii) any person or group, other than Blackstone, is or becomes the ‘beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (other than an offering of stock to the general public through a registration statement filed with the Securities and Exchange Commission); or (iii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company. For the purposes of this Agreement, “Blackstone” shall mean each of Blackstone Capital Partners V L.P. a Cayman Islands limited partnership, Blackstone Family Investment Partnership V L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership V-A L.P., a Cayman Islands limited partnership, Blackstone Participation Partnership V L.P., a Cayman Islands limited partnership and each of their respective Affiliates.

3. Delivery of Shares. The Company shall deliver to the Participant, without charge, one (1) Share for each such outstanding Vested RSU on a date selected by the Company between five (5) business days and thirty (30) business days following the applicable vesting date.

4. Stockholders Agreement.  The Participant agrees that any Shares that the Participant receives pursuant to this Agreement or under the Plan are subject to the terms and conditions set forth in the certain stockholders agreement applicable to the Participant, as amended from time to time.

5. No Employment Contract.  Nothing contained in this Agreement shall (a) confer upon the Participant any right to be employed by or remain employed by the Company or any subsidiary, or (b) limit or affect in any manner the right of the Company or any subsidiary to terminate the employment or adjust the compensation of the Participant.

6.Dividend Equivalents.  Upon the payment of any ordinary or extraordinary cash dividend (or similar distributions) to holders of Shares, the Participant will be credited with dividend equivalent rights with respect to the RSUs as follows.  Dividend equivalents relating to Vested RSUs shall be paid to the Participant in cash at the same time dividends are paid to holders of Company common stock.  Dividend equivalents relating to unvested RSUs will be credited to a notional account maintained on the books of the Company for the benefit of the Participant, which account shall not accrue interest.  The Participant will become vested in such account at the same time as the RSUs to which the dividend equivalents become Vested RSUs, and such vested amounts shall be payable in cash on the date of such vesting, and in no event later than 2½ months following the end of the calendar year in which the RSUs vest.  Unvested amounts held in such account shall be forfeited by the Participant upon the date of any termination of employment.

7.Taxes and Withholding.  The Company or any subsidiary will withhold a portion of the Shares that are otherwise deliverable to the Participant  upon the vesting of the

RSUs to satisfy federal, state, local or foreign taxes (including the Participant’s FICA obligation) in connection with any payment made or benefit realized by the Participant or other person under this Agreement or otherwise, unless the Participant delivers notice in writing prior to the applicable vesting date that the Participant wishes to pay such withholding obligations and makes such payments within five (5) business days of the applicable vesting date.  The Shares so withheld shall be credited against any such withholding obligation at the Fair Market Value (which for such purpose shall have the meaning set forth in the stockholders agreement) of such Shares on the date such Shares are withheld.  If the amounts available to the Company or any subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company or any subsidiary for payment of the balance of such taxes required to be withheld.

8. Compliance with Law.  The Company shall comply with all applicable federal and state securities laws.

9. Adjustments.  The Board shall make or provide for such substitution or adjustments in the number of Shares covered by this Agreement and in the kind of shares covered thereby and/or such other equitable substitution or adjustments as the Board may determine to prevent dilution or enlargement of the Participant’s rights that otherwise would result from (i) any stock dividend, extraordinary cash-dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reclassification, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.  In the case of a Change in Control, such substitutions and adjustments include, without limitation, canceling any and all RSUs in exchange for cash payments in connection with such an adjustment event.

10. Relation to Other Benefits.  Any economic or other benefit to Participant under this Agreement shall not be taken into account in determining any benefits to which Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any subsidiary.

11. Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.

12. Severability.  If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13. Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern.  The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the RSU or its settlement.

14. Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Participant, and the successors and assigns of the Company.

15. Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of New York.

16. Prior Agreement.  As of the Date of Grant, this Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, or between either or both of the parties hereto and the Company, with respect to the subject matter hereof.  Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

17. Notices.  For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to Participant at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

18. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

19. Transferability.  The RSUs may not be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or other disposition shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not breach the foregoing.  Notwithstanding the foregoing, the Participant may transfer the RSUs or the Shares delivered in respect of the RSUs to a family member or estate planning vehicle (so long as the Participant and the Participant’s family members constitute the primary beneficiaries thereof) for personal and financial tax planning purposes; provided that the transferee becomes subject to the Stockholders Agreement and any other similar agreement to which the Company and the Participant are parties.  No otherwise permitted transfer of the RSUs to heirs, legatees, family members or an estate planning vehicle shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  All of the terms and conditions of the Plan and the Agreement shall be binding upon any permitted successors and assigns.

20. Financial Condition of Participant.  The Participant further represents and warrants that (i) the Participant’s financial condition is such that the Participant can afford to bear the economic risk of holding the RSUs and/or the Shares for an indefinite period of time and has adequate means for providing for the Participant's current needs and personal contingencies, (ii) the Participant can afford to suffer a complete loss of his or her investment in the RSUs and/or the Shares, (iii) the Participant understands and has taken cognizance of all risk factors related to the grant of the RSUs, (iv) the Participant’s knowledge and experience in financial and business matters are such that the Participant is capable of evaluating the merits and risks of the grant of the RSUs, and (v) unless Participant has circled “(is not)” in the provision under the signature line on the signature page hereto, the Participant represents he is an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act, as amended.

21. Section 409A. Each RSU constitutes an unfunded, unsecured promise to deliver a Share subject to Section 409A of the Code.  Notwithstanding any other provisions of this Agreement or the Plan, the RSUs granted hereunder shall not be deferred, accelerated, extended, paid out or modified in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon the Participant.  In the event it is reasonably determined by the Committee that, as a result of Section 409A of the Code, the transfer of Shares under this Agreement may not be made at the time contemplated hereunder without causing the Participant to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has executed this Agreement, as of the day and year first above written.

DJO GLOBAL, INC.:

DRAFT

I hereby agree to be bound by the terms of the Plan, this Agreement and the Stockholder’s Agreement.  I hereby further agree that all the decisions and determinations of the Board or an officer as provided in this Agreement shall be final and binding.

PARTICIPANT:

DRAFT
Mike Eklund

Participant (is) (is not) [circle one] an “accredited investor” 1 within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

1.

An “Accredited Investor” includes any person who meets one or more of the following tests (other tests may also be applicable, but Participant is an “accredited investor” if any of these tests is satisfied):

•	Any director or executive officer of the Company;
•	Any natural person whose individual net worth, or joint net worth with that person's spouse, on the Date of Grant exceeds $1,000,000; or
•

Any natural person who had an individual income in excess of $200,000 in both 2014 and 2015 and have a reasonable expectation of reaching the same income level in 2016, or joint income with that person's spouse in excess of $300,000 in both 2014 and 2015 and have a reasonable expectation of reaching the same income level in 2016.

Exhibit A

Form of Plan

(Distributed Separately)

Exhibit B

Form of Stockholders Agreement

(Distributed Separately)